CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Oppenheimer Main Street Fund, Inc.:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer Main Street Fund, (a series of Oppenheimer Main Street Fund, Inc.) on Form N-14 of our report dated October 20, 2010, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information to Combined Prospectus and Proxy Statement, which are part of such Registration Statement.

                         /s/ KPMG LLP

                         ---------------------------

                         KPMG LLP

Denver, Colorado

December 22, 2010